                                                   EXHIBIT 23.15(c)


                          CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of U.S. Office Products Company of our report dated
23 September 1996, relating to the financial statements of Canberra Wholesale Stationers Pty Ltd, which appear in this Current Report on Form 8-K dated September 23, 1996 of U.S. Office Products Company. We also consent to the reference to us under the caption "Experts" in the Registration Statement.

Yours sincerely,

/s/ Graeme Ross

Partner
Day Nielson
Chartered Accountants
Geelong, Australia

10 October 1996